GIVE YOUR VOTING INSTRUCTIONS TODAY!
To Vote by Telephone
	1)	Read the Proxy Statement/Prospectus and have the Proxy Card at hand.
	2)	Call toll-free 1-888-221-0697.
	3)	Follow the recorded instructions.

PROXY TABULATOR	To Vote by Internet
P.O. BOX 9112 FARMINGDALE, NY 11735	1)	Read the Proxy Statement/Prospectus and have the Proxy Card at hand.
	2)	Go to www.proxyweb.com.
	3)	Follow the on-line instructions.

To Vote by Mail
	1)	Read the Proxy Statement/Prospectus.
	2)	Check the appropriate boxes on reverse side.
	3)	Sign, date and return the Proxy Card in the enclosed envelope provided.

If you authorize your proxy by Internet or Telephone, please do not mail your Proxy Card.

W. P. STEWART & CO. GROWTH FUND, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 24, 2009

THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS
OF W. P. STEWART & CO. GROWTH FUND, INC.

The undersigned stockholder of W.P. Stewart & Co. Growth Fund, Inc., a Maryland Corporation (the “Fund”), hereby constitutes and appoints Seth L. Pearlstein, or in his absence, Susan G. Leber, as proxies for the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to vote and act upon all matters at the Special Meeting of Stockholders of the Fund to be held on November 24, 2009 at the offices of W.P. Stewart & Co., Inc., 527 Madison Avenue, New York, New York at 12:00 p.m., Eastern time, and at any and all postponements or adjournments thereof, relating to all shares of the Fund held by the undersigned or relating to all shares of the Fund held by the undersigned which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present at the meeting.

ê	PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.
Date __________________

	Signature(s) (Joint owners)		(Sign in the Box)

Please print and sign exactly as your name(s) appear(s) on this card to authorize the voting of your shares. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner must sign.

ê		ê	WP STEWART KS09

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to Be Held on November 24, 2009:

The Proxy Statement is available at www.proxyweb.com

ê	Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒ PLEASE DO NOT USE FINE POINT PENS.	ê

The votes entitled to be cast by the undersigned will be cast as instructed below.  If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal to approve the Reorganization. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

		FOR	AGAINST	ABSTAIN
1.
To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of W. P. Stewart & Co., Growth Fund, Inc. (the “Target Fund”) to the W.P. Stewart & Co. Growth Fund (the “Acquiring Fund”), a newly created series of Investment Managers Series Trust (“IMST”), in exchange for (a) the Acquiring Fund’s shares, which would be distributed pro rata by the Target Fund to the holders of its shares in complete liquidation of the Target Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Target Fund (the “Reorganization”).

		☐	☐	☐
NOTE:	Such other business as may properly come before the meeting or any postponements or adjournments thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê	WP STEWART KS09	ê